                                                                    Exhibit 99.1

                     [LOGO] Commercial Capital Bancorp, Inc.

Contact: Stephen H. Gordon        Chairman & CEO       Telephone: (949) 585-7500
         Christopher G. Hagerty   EVP & CFO            Facsimile: (949) 585-0174

            COMMERCIAL CAPITAL BANCORP, INC. ANNOUNCES RECORD FOURTH QUARTER AND ANNUAL EARNINGS OF $0.31 AND $1.00 PER SHARE

               IPO Completed, Loan Originations Reach $749 Million
                      and Efficiency Ratio Declines to 32%

Irvine, CA - January 27, 2003 - Commercial Capital Bancorp, Inc. ("CCBI" or the "Company"), (NASDAQ: "CCBI"), the holding company for Commercial Capital Bank, FSB (the "Bank"), Financial Institutional Partners Mortgage Corporation ("FIPMC"), and ComCap Financial Services, Inc. ("ComCap"), announced today net income of $3.2 million, or $0.31 per diluted share, for the fourth quarter ended December 31, 2002, compared to net income of $728,000, or $0.08 per diluted share, for the fourth quarter of 2001. The Company's net income for the year ended December 31, 2002 was $9.7 million, or $1.00 per diluted share, compared to net income of $1.6 million, or $0.17 per diluted share, for the year ended December 31, 2001. CCBI's return on average equity and return on average assets for the fourth quarter of 2002 was 29.03% and 1.59%, respectively, compared to 10.59% and 0.95%, for the fourth quarter of 2001. CCBI's return on average equity and return on average assets for the year ended December 31, 2002 was 27.69% and 1.50%, respectively, compared to 5.98% and 0.66%, for the year ended December 31, 2001. The Company discontinued the amortization of goodwill in 2002 due to the adoption of a new accounting standard. Excluding the amortization of goodwill, the Company would have had net income of $918,000 and $2.3 million for the fourth quarter and year ended December 31, 2001, respectively.

Stephen H. Gordon, Chairman and Chief Executive Officer, stated, "We are very pleased to have been able to successfully achieve many of our goals for the year including record earnings, loan originations, deposit growth and continued outstanding asset quality. When combined with the completion of the Company's IPO in December, along with the strengthening of the executive management team in the areas of corporate risk management and relationship banking, the foundation and scale has been established to support continued organic growth."

Gordon added, "We look forward to implementing our plans for the coming year including deploying the capital raised in the IPO to support continued loan and securities growth and further developing our relationship banking franchise and core deposit funding. To support this deposit growth, we plan to selectively open branches in areas where there is a high concentration of our existing or targeted clientele of middle market commercial businesses, income-property real estate investors, high net-worth individuals, families and professionals. Additionally, we plan to continue to grow and mature our loan origination operation, capitalizing on the strong market position we already hold."

($ in 000's, except per share data)              Q4              Q3         Q4       Year Ended    Year Ended
                                                2002            2002       2001      12/31/2002    12/31/2001
Net income                                    $ 3,209         $ 2,624     $   728      $  9,710     $  1,556
Basic EPS                                        0.33            0.29        0.08          1.07         0.18
Diluted EPS                                      0.31            0.27        0.08          1.00         0.17
Net interest income                             6,270           5,633       2,513        20,918        6,631
Net interest margin                              3.27%           3.26%       3.46%         3.38%        3.06%
Noninterest income                            $ 2,615         $ 2,507     $ 1,759      $  7,615     $  4,942
Noninterest expense                             3,116           3,383       2,518        10,531        7,507
Total revenues                                 14,021          13,226       6,713        46,182       20,821
Return on average equity                        29.03%          29.19%      10.59%        27.69%        5.98%
Return on average assets                         1.59            1.45        0.95          1.50         0.66
Efficiency ratio                                32.05           38.00       69.62         35.00        66.60

                                                                            1/10

Some of the Company's 2002 highlights include:

     . The Company's net income increased 22% to $3.2 million for the fourth quarter of 2002, from $2.6 million for the third quarter of 2002. The Company's net income grew at a compounded quarterly growth rate of 58% for the year ended December 31, 2002.

     . The Company's total revenues, defined as interest income plus noninterest income, increased 6% to $14.0 million for the fourth quarter of 2002, from $13.2 million for the third quarter of 2002. The Company's total revenues grew at a compounded quarterly growth rate of 22% for the year ended December 31, 2002.

     . The Company's consolidated assets increased 13% to $849.5 million at December 31, 2002, from $753.0 million at September 30, 2002. The Company's consolidated assets grew at a compounded quarterly growth rate of 19% for the year ended December 31, 2002.

     . The Company's money market deposits increased 16% to $176.2 million at December 31, 2002, from $152.3 million at September 30, 2002.

     . FIPMC loan originations increased 7% to a record $199.2 million of multi-family and commercial real estate loans during the fourth quarter of 2002, from $185.5 million for the third quarter of 2002. FIPMC originations grew at a compounded quarterly growth rate of 12%, totaling a record $748.6 million, for the year ended December 31, 2002.

     . The Company had no non-performing assets at December 31, 2002, and no loan was more than 60 days past due.

On December 20, 2002, the Company completed its initial public offering ("IPO") of 5,000,000 shares of its common stock at $8.00 per share, resulting in the receipt of $35.8 million of net proceeds and increased capital after adjusting for underwriting discounts and expenses of the offerings. At December 31, 2002, the Company had 13,978,858 shares of common stock outstanding./1/ For the purpose of calculating 2002 performance ratios, the weighted average basic and diluted shares outstanding for the fourth quarter of 2002 were 9,623,732 and 10,309,944, respectively, and for the year ended December 31, 2002 were 9,115,684 and 9,728,918, respectively. Since the IPO was not completed until December 20, 2002, the Company's results of operations do not reflect any material impact on earnings from the planned deployment of the IPO proceeds.

NET INTEREST INCOME

The Company's net interest income was $6.3 million and $20.9 million for the fourth quarter and year ended December 31, 2002, respectively, compared to $2.5 million and $6.6 million for the fourth quarter and year ended December 31, 2001, respectively. The Company's net interest margin was 3.27% and 3.38% for the fourth quarter and year ended December 31, 2002, respectively, compared to 3.46% and 3.06% for the fourth quarter and year ended December 31, 2001, respectively.

The Company's yield on interest earning assets declined 27 basis points to 5.94% during the quarter ended December 31, 2002, from 6.21% during the quarter ended September 30, 2002. The Company's cost of interest bearing liabilities

_____________________
/1/ In January 2003, the underwriters of CCBI's IPO, exercised the over-allotment option to purchase an additional 375,000 shares of the Company's common stock at $8.00 per share, resulting in the receipt of an additional $2.8 million of net proceeds and increased capital after adjusting for underwriting discounts and expenses of the offerings. This additional transaction increased the Company's outstanding shares of common stock to 14,353,858.

                                                                            2/10
declined 27 basis points to 2.72% during the fourth quarter of 2002, from 2.99% during the quarter ended September 30, 2002. The decline in asset yields during the quarter ended December 31, 2002 reflects the effects of growing the Company's balance sheet, through the origination of new variable-rate loans and the acquisition of additional U.S. Government agency mortgage-backed securities. Since most of the Company's loans have interest rate floors, most of the decline was due to the addition of new assets in a lower interest rate market. The decline in the cost of interest-bearing liabilities during the fourth quarter of 2002 reflects the Company's ability to lower its rate of interest paid on money market and other deposits, as well as to utilize lower cost, longer duration borrowings, primarily obtained through advances from the Federal Home Loan Bank ("FHLB").

During the fourth quarter of 2002, the Company continued to take proactive steps in managing its net interest margin through the lowering of the cost and the extension of the duration of its interest bearing liabilities. The Company accomplished this by utilizing gains on sales of securities to offset penalties incurred through the early extinguishment of higher costing fixed rate advances from the FHLB and replacing them with lower costing, longer duration, fixed rate advances. During the fourth quarter of 2002, the Company prepaid $35 million of fixed rate FHLB advances, and reduced borrowing costs on these advances by 105 basis points. The Company also benefited from the 50 basis point Fed cut that occurred in November 2002, which subsequently lowered the interest expense incurred on its repurchase agreements, trust preferred securities, and approximately $30 million of deposits which are tied to the six month treasury bill. The Company cut the rate of interest paid on its money market accounts in mid-October, early November, and late December for a cumulative reduction of 60 basis points on balances of $50,000 or more, the full impact of which will be seen in the first quarter of 2003. The Company had an average balance of money market deposits of $164.4 million for the fourth quarter of 2002.

NONINTEREST INCOME

Noninterest income was $2.6 million and $7.6 million for the fourth quarter and year ended December 31, 2002, respectively, compared to $1.8 million and $4.9 million for the fourth quarter and year ended December 31, 2001, respectively. While noninterest income continues to increase, its contribution to total revenues represents a lower percentage to total revenues as the growth of the Company's balance sheet contributes larger amounts of interest income. Noninterest income contributed 19% and 16% to total revenues for the fourth quarter and year ended December 31, 2002, respectively, compared to 26% and 24% for the fourth quarter and year ended December 31, 2001, respectively.

The Company's noninterest income included gains on sales of securities of $396,000 and $1.0 million for the fourth quarter and year ended December 31, 2002, respectively, compared to $932,000 and $1.4 million for the fourth quarter and year ended December 31, 2001, respectively. Excluding the gains on sales of securities, which are not considered to be part of the Company's core operations, noninterest income increased 168% and 87% to $2.2 million and $6.6 million for the quarter and year ended December 31, 2002, respectively, compared to $827,000 and $3.5 million for the quarter and year ended December 31, 2001, respectively. The Company's noninterest income, excluding gains on sales of securities, for the year ended December 31, 2002 consisted of $4.6 million of ongoing cash gains on sales of loans, $439,000 in net mortgage banking fees, $657,000 in securities brokerage fees, and $916,000 in other fees including miscellaneous banking and trust fee income. The gain on sales of loans represents ongoing cash gains received on sales to third parties. The increase in noninterest income for the 2002 periods compared to the 2001 periods is primarily due to higher volume of loan originations and cash loan sales achieved by FIPMC, as well as the earnings contribution of ComCap, which was acquired on July 1, 2002.

NONINTEREST EXPENSES

The Company's efficiency ratio declined to 32.05% and 35.00% for the fourth quarter and year ended December 31, 2002, respectively, compared to 69.62% and 66.60% for the fourth quarter and year ended December 31, 2001, respectively. The Company defines its efficiency ratio as noninterest expenses, excluding goodwill amortization and costs associated with the early extinguishment of debt, as a percentage of net interest income and noninterest income, excluding gains on sales of securities. General and administrative expenses declined to 1.35% and 1.49% of total average assets for the fourth quarter and year ended December 31, 2002, respectively, compared to 3.02% and 2.88% for the same periods in 2001, respectively.

                                                                            3/10

The Company's noninterest expenses, excluding goodwill amortization in the 2001 periods and costs associated with the early extinguishment of debt in the 2002 periods, totaled $2.7 million and $9.6 million for the fourth quarter and year ended December 31, 2002, respectively, compared to $2.3 million and $6.8 million for the fourth quarter and year ended December 31, 2001, respectively. The increase during the year ended 2002 compared to the year ended 2001 is primarily due to higher personnel costs, including expenses incurred due to securities brokerage commissions paid by ComCap, and additional marketing costs in connection with the Bank's money market accounts growth. During the fourth quarter and year ended December 31, 2002, the Company recorded $395,000 and $903,000, respectively, in costs associated with the early extinguishment of fixed rate FHLB advances.

BALANCE SHEET

The Company had total consolidated assets of $849.5 million at December 31, 2002, an increase of 13% and 100% from $753.0 million and $423.7 million at September 30, 2002 and December 31, 2001, respectively. The increase in assets during the three-months ended December 31, 2002 was primarily due to a $62.7 million increase in its loans held for investment portfolio. The Bank purchased $81.5 million in loans from FIPMC during the fourth quarter of 2002. Total loans, which include loans held for investment and loans held for sale, net of allowances, totaled $487.5 million, an increase of 9% and 102% from $447.4 million and $241.2 million at September 30, 2002 and December 31, 2001, respectively. Additionally, the Company increased its securities portfolio to $310.1 million, an increase of 30% and 159% from $238.3 million and $119.7 million at September 30, 2002 and December 31, 2001, respectively. The balance sheet growth during the fourth quarter of 2002 was partially offset by deploying $26 million of fed funds sold on the Company's balance sheet at September 30, 2002.

The Company's deposits totaled $312.3 million at December 31, 2002, a decrease of 5% and an increase of 164% from $328.1 million and $118.3 million at September 30, 2002 and December 31, 2001, respectively. The increase in deposits from December 31, 2001 is primarily attributable to the Bank's introduction of its Prime Money Market account in March 2002 and the Maximum Money Market account in September 2002. The increase in money market deposits has significantly changed the Company's deposit mix with transaction accounts now accounting for more than 59% of total deposits at December 31, 2002 versus 13% at December 31, 2001. Of the Company's money market deposits at December 31, 2002, the majority was from Orange, Los Angeles and Riverside counties, with business deposits accounting for 21% of the total. As a result of the current unprecedented interest rate environment, management made the decision during the fourth quarter of 2002 to replace maturing short duration certificates of deposit with low cost, longer duration FHLB advances, resulting in a decrease in total deposits, while contributing to a lower overall cost of funds and a longer duration of liabilities should interest rates eventually rise. The Company continues to focus on attracting money market deposits and other transaction accounts, which increased $23.1 million, or 14% during the quarter.

Borrowings totaled $452.0 million, an increase of 19% and 64% from $380.9 million and $274.8 million at September 30, 2002 and December 31, 2001, respectively. FHLB advances totaled $289.1 million, an increase of 35% and 125% from $213.4 million and $128.7 million at September 30, 2002 and December 31, 2001, respectively. Repurchase agreements totaled $111.0 million, an increase of 12% and 41% from $99.4 million and $78.8 million at September 30, 2002 and December 31, 2001, respectively. Trust preferred securities totaled $35.0 million, an increase of 133% from $15.0 million at December 31, 2001. The Company's loans held for sale were funded by a warehouse line of credit.

Stockholders' equity totaled $77.6 million, an increase of 104% and 190% from $38.0 million and $26.8 million at September 30, 2002, and December 31, 2001, respectively.

LOAN ORIGINATIONS

FIPMC loan originations increased 7% to a record $199.2 million of multi-family and commercial real estate loans during the fourth quarter of 2002, from $185.5 million for the third quarter of 2002. FIPMC loan originations increased 55% to a record $748.6 million of multi-family and commercial real estate loans during the year ended December 31, 2002, from $483.0 million for the year ended December 31, 2001. For the fourth quarter of 2002, loan refinances accounted for 70% of total originations, which was unchanged from the fourth quarter of 2001. For the year ended December 31, 2002, loan refinances declined to 63% of total originations, from 67% for the year ended December 31, 2001. FIPMC has originated, from its inception through December 31, 2002, $2.0 billion in loans.

                                                                            4/10

Consolidated loan originations, which include loans originated by the Bank, increased by 45% and 54% to $200.3 million and $760.7 million of loans during the fourth quarter and year ended December 31, 2002, respectively, compared to $138.6 million and $494.9 million during the fourth quarter and year ended December 31, 2001.

CCBI, headquartered in Irvine, CA, is a multifaceted financial services company which provides financial services to meet the needs of its client base of middle market commercial businesses, income-property real estate investors, high net-worth individuals, families and professionals. At December 31, 2002, CCBI had total assets of $849.5 million, and its subsidiary, Commercial Capital Bank, was the fastest growing banking organization in Orange County, based on percentage growth in total assets on a quarterly basis over the 24 months ended June 30, 2002 (source: www.fdic.gov). The Bank has three full service branches located at the Company's headquarters in Irvine, Riverside, and in Rancho Santa Margarita, CA. FIPMC, the 4th largest multifamily lender in California during the 12 months ended September 30, 2002, has originated approximately $2.0 billion in multi-family and commercial real estate loans since its inception through December 31, 2002 and has loan origination offices in Burlingame, Corte Madera (Marin County), Oakland, Woodland Hills, Los Angeles, Irvine and San Diego. ComCap, a NASD registered broker dealer, provides fixed income and mortgage-backed securities advisory and brokerage services to corporations, high net worth individuals and other financial institutions.

CONFERENCE CALL AND WEBCAST INFORMATION

Analysts and investors may listen to CCBI's conference call on Monday, January 27, 2003, at 10:30 EST at www.commercialcapital.com or by dialing (800) 299-0148, passcode 877287. For those who are unable to participate in the call/Webcast live, a playback of the Webcast will be archived on the Company's site at www.commercialcapital.com. The archive will be available beginning approximately 2 hours following the call for a period of 30 days. It is recommended that participants dial into the conference call approximately 5 to 10 minutes prior to the call.

This Press Release may include forward-looking statements (related to each company's plans, beliefs and goals), which involve certain risks, and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors: competitive pressure in the banking industry; changes in the interest rate environment; the health of the economy, either nationally or regionally; the deterioration of credit quality, which would cause an increase in the provision for possible loan and lease losses; changes in the regulatory environment; changes in business conditions, particularly in California real estate; volatility of rate sensitive deposits; asset/liability matching risks and liquidity risks; and changes in the securities markets. CCBI undertakes no obligation to revise or publicly release any revision to these forward-looking statements.

                                                                            5/10

COMMERCIAL CAPITAL BANCORP, INC.
UNAUDITED CONSOLIDATED QUARTERLY STATEMENT OF OPERATIONS
(Dollars in Thousands, except per share data)

                                                                      THREE MONTHS ENDED
                                                          DEC. 31, 2002                DEC. 31, 2001
                                                          ------------------------------------------
Interest Income
  Interest on Real Estate Loans                           $       7,389                $       3,503
  Interest on Other Loans                                           211                          119
  Interest on Investments                                         3,806                        1,332
                                                          ------------------------------------------
    Total Interest Income                                        11,406                        4,954

Interest Expense
  Interest on Deposits                                            2,135                          970
  Interest on FHLB Advances                                       1,817                          806
  Interest on Repurchase Agreements                                 459                          284
  Interest on Trust Preferred Securities                            503                           86
  Interest on Warehouse Line Advances                               222                          295
                                                          ------------------------------------------
    Total Interest Expense                                        5,136                        2,441
                                                          ------------------------------------------
Net Interest Income                                               6,270                        2,513
Provision for Loan Losses                                           358                          283
                                                          ------------------------------------------
Net Interest Income after Provision for Loan Losses               5,912                        2,230
Noninterest Income
  Mortgage Banking Fees                                              53                           10
  Gain on Sale of Loans                                           1,595                          735
  Banking and Servicing Fees                                        159                           54
  Trust Fees                                                         62                           28
  Other Income                                                      157                            -
  Gain on Sale of Securities                                        396                          932
  Securities Brokerage Fees                                         193                            -
                                                          ------------------------------------------
    Total Noninterest Income                                      2,615                        1,759

Noninterest Expenses
  Personnel                                                       1,618                        1,711
  Occupancy                                                         199                          149
  General Operating                                                 904                          468
                                                          ------------------------------------------
    Total G&A Expenses                                            2,721                        2,328
  Goodwill Amortization                                               -                          190
  Early Extinguishment of Debt                                      395                            -
                                                          ------------------------------------------
    Total Noninterest Expenses                                    3,116                        2,518
                                                          ------------------------------------------
Income Before Taxes                                               5,411                        1,471
Income Tax Expense                                                2,202                          694
                                                          ------------------------------------------
Income Before Minority Interest                                   3,209                          777
Income to Minority Interest                                           -                           49
                                                          ------------------------------------------
Net Income                                                $       3,209                $         728
                                                          ==========================================
Net Income excluding goodwill amortization                $       3,209                $         918

Operating Data                                                 At or For the Three Months Ended
Performance Ratios and Other Data:                        DEC. 31, 2002                DEC. 31, 2001
                                                          ------------------------------------------
Earnings per share - Basic                                $        0.33                $        0.08
Earnings per share - Diluted                                       0.31                         0.08
Weighted average shares outstanding -- Basic                  9,623,732                    8,843,824
Weighted average shares outstanding -- Diluted               10,309,944                    9,167,337
Return on average assets                                           1.59%                        0.95%
Return on average stockholders' equity                            29.03                        10.59
Interest rate spread                                               3.22                         3.19
Net interest margin                                                3.27                         3.46
Efficiency ratio                                                  32.05                        69.62
G&A to average assets                                              1.35                         3.02
Total loan originations                                   $     200,258                $     138,569
   FIPMC loan originations only                                 199,208                      136,894
   Bank loan originations only                                    1,050                        1,675
Total FIPMC loan sale settlements                               221,748                      113,346
   FIPMC loan purchases by Bank                                  81,480                       55,525

                                                                            6/10

COMMERCIAL CAPITAL BANCORP, INC.
UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS
(Dollars in Thousands, except per share data)

                                                                         YEAR ENDED
                                                           DEC. 31, 2002           DEC. 31, 2001
------------------------------------------------------------------------------------------------
Interest Income
  Interest on Real Estate Loans                           $       24,504           $      11,387
  Interest on Other Loans                                            747                     491
  Interest on Investments                                         13,316                   4,001
                                                          --------------------------------------
    Total Interest Income                                         38,567                  15,879

Interest Expense
  Interest on Deposits                                             6,651                   3,923
  Interest on FHLB Advances                                        6,162                   2,864
  Interest on Repurchase Agreements                                1,916                     668
  Interest on Trust Preferred Securities                           1,794                      86
  Interest on Warehouse Line Advances                              1,126                   1,707
                                                          --------------------------------------
    Total Interest Expense                                        17,649                   9,248
                                                          --------------------------------------
Net Interest Income                                               20,918                   6,631
Provision for Loan Losses                                          1,609                     686
                                                          --------------------------------------
Net Interest Income after Provision for Loan Losses               19,309                   5,945
Noninterest Income
  Mortgage Banking Fees                                              439                     645
  Gain on Sale of Loans                                            4,577                   2,671
  Banking and Servicing Fees                                         403                     114
  Trust Fees                                                         198                      88
  Other Income                                                       315                       -
  Gain on Sale of Securities                                       1,026                   1,424
  Securities Brokerage Fees                                          657                       -
                                                          --------------------------------------
    Total Noninterest Income                                       7,615                   4,942

Noninterest Expenses
  Personnel                                                        5,426                   4,206
  Occupancy                                                          682                     581
  General Operating                                                3,520                   1,972
                                                          --------------------------------------
    Total G&A Expenses                                             9,628                   6,759
  Goodwill Amortization                                                -                     748
  Early Extinguishment of Debt                                       903                       -
                                                          --------------------------------------
    Total Noninterest Expenses                                    10,531                   7,507
                                                          --------------------------------------
Income Before Taxes                                               16,393                   3,380
Income Tax Expense                                                 6,683                   1,716
                                                          --------------------------------------
Income Before Minority Interest                                    9,710                   1,664
Income to Minority Interest                                            -                     108
                                                          --------------------------------------
Net Income                                                         9,710                   1,556
                                                          ======================================
Net Income excluding goodwill amortization                $        9,710           $       2,304

Operating Data                                                   At or For the Year Ended
Performance Ratios and Other Data:                        DEC. 31, 2002            DEC. 31, 2001
                                                          --------------------------------------
Earnings per share - Basic                                $        1.07            $        0.18
Earnings per share - Diluted                                       1.00                     0.17
Weighted average shares outstanding -- Basic                  9,115,684                8,680,976
Weighted average shares outstanding -- Diluted                9,728,918                9,003,856
Return on average assets                                           1.50%                    0.66%
Return on average stockholders' equity                            27.69                     5.98
Interest rate spread                                               3.29                     2.56
Net interest margin                                                3.38                     3.06
Efficiency ratio                                                  35.00                    66.60
G&A to average assets                                              1.49                     2.88
Total loan originations                                   $     760,745            $     494,897
   FIPMC loan originations only                                 748,631                  483,048
   Bank loan originations only                                   12,114                   11,849
Total FIPMC loan sale settlements                               782,506                  452,571
   FIPMC loan purchases by Bank                                 326,502                  134,484

                                                                            7/10

COMMERCIAL CAPITAL BANCORP, INC.
UNAUDITED CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
(Dollars in Thousands, except per share data)

                                                                        DEC. 31, 2002         DEC. 31, 2001
------------------------------------------------------------------------------------------------------------
                           ASSETS
---------------------------------------------------------------
  Cash and Bank Accounts                                               $         3,408        $        1,664
  Fed Funds                                                                          -                35,850
  Securities
    MBS - Held To Maturity                                                       2,042                     -
    MBS - Available For Sale                                                   307,932               119,583
    Other Investments - Available For Sale                                         100                   102
                                                                       -------------------------------------
     Total Securities                                                          310,074               119,685
  FHLB Stock                                                                    15,701                 6,367
  Loans Held to Maturity
    Single Family                                                                4,134                 7,802
    Multifamily                                                                399,928               150,338
    Commercial Real Estate                                                      57,858                23,674
    Deferred Loan Fees                                                            (188)                  (49)
    Premiums on Loans Purchased                                                    167                   262
                                                                       -------------------------------------
     Total Real Estate Loans                                                   461,899               182,027
    Business Loans                                                               4,531                 2,599
    Business & Consumer Lines of Credit                                          5,386                 5,223
    Deferred Loan Fees                                                             (43)                  (22)
    Consumer Loans                                                                 129                    77
                                                                       -------------------------------------
     Total Loans                                                               471,902               189,904
    Allowance for Loan Losses                                                   (2,716)               (1,107)
                                                                       -------------------------------------
     Total Loans Held to Maturity, Net                                         469,186               188,797
   Loans Held for Sale                                                          18,338                52,379
   Fixed Assets - net                                                              976                   394
   Foreclosed Assets                                                                 -                     -
   Accrued Interest Receivable                                                   3,543                 1,622
   Goodwill                                                                     13,035                13,014
   Other Assets                                                                 15,208                 3,919
------------------------------------------------------------------------------------------------------------
  TOTAL ASSETS                                                         $       849,469        $      423,691
============================================================================================================
               LIABILITIES AND STOCKHOLDERS' EQUITY
--------------------------------------------------------------
  Deposits
    Demand Deposit                                                     $         6,905        $        6,460
    Money Market                                                               176,194                 5,179
    Savings                                                                      2,109                 3,918
                                                                       -------------------------------------
     Total Transaction Deposits                                                185,208                15,557
    Retail Time Deposits                                                       109,029                97,782
    Broker Time Deposits                                                        18,042                 5,000
                                                                       -------------------------------------
     Total Time Deposits                                                       127,071               102,782
                                                                       -------------------------------------
     Total Deposits                                                            312,279               118,339
  Borrowings
    FHLB Advances                                                              289,139               128,690
    Securities Sold Under Agreements to Repurchase                             110,993                78,752
    Trust Preferred Securities                                                  35,000                15,000
    Warehouse Lines of Credit                                                   16,866                52,389
                                                                       -------------------------------------
     Total Borrowings                                                          451,998               274,831
  Other Liabilities                                                              7,589                 3,719
------------------------------------------------------------------------------------------------------------
  TOTAL LIABILITIES                                                            771,866               396,889

  STOCKHOLDERS' EQUITY                                                          77,603                26,802
                                                                       -------------------------------------
   TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                          $       849,469        $      423,691
============================================================================================================

Operating Data                                                                 At or For the Year Ended
Performance Ratios and Other Data:                                      DEC. 31, 2002         DEC. 31, 2001
                                                                       -------------------------------------
Average assets                                                         $       647,308        $      234,456
Average interest earning assets                                                619,457               217,051
Average interest bearing liabilities                                           601,719               194,240
Average stockholders' equity                                                    35,061                26,020
Equity to assets at end of period                                                 9.14%                 6.33%
Tangible equity to assets at end of period                                        7.60                  3.25
Nonperforming assets                                                                 -                     -
Net charge-offs                                                                      -                     -
Allowance for loan losses to total loans held for
investment at end of period                                                       0.58                  0.58

Per Share Data
Common shares outstanding at end of period                                  13,978,858             8,845,764
Book value per share                                                   $          5.55        $         3.03
Tangible book value per share                                                     4.62                  1.56

                                                                            8/10

COMMERCIAL CAPITAL BANCORP, INC.
UNAUDITED CONSOLIDATED QUARTERLY STATEMENT OF OPERATIONS
(Dollars in Thousands, except per share data)


                                                                           THREE MONTHS ENDED
                                                      DEC. 31, 2002    SEPT. 30, 2002    JUNE 30, 2002     MAR. 31, 2002
------------------------------------------------------------------------------------------------------------------------
Interest Income
  Interest on Real Estate Loans                         $     7,389       $    6,551       $    5,866         $    4,698
  Interest on Other Loans                                       211              180              195                161
  Interest on Investments                                     3,806            3,988            3,225              2,297
                                                       -----------------------------------------------------------------
    Total Interest Income                                    11,406           10,719            9,286              7,156
Interest Expense

  Interest on Deposits                                        2,135            2,119            1,394              1,002
  Interest on FHLB Advances                                   1,817            1,674            1,512              1,159
  Interest on Repurchase Agreements                             459              528              500                429
  Interest on Trust Preferred Securities                        503              513              520                259
  Interest on Warehouse Line Advances                           222              252              339                313
                                                       -----------------------------------------------------------------
    Total Interest Expense                                    5,136            5,086            4,265              3,162
                                                       -----------------------------------------------------------------
Net Interest Income                                           6,270            5,633            5,021              3,994
Provision for Loan Losses                                       358              437              293                521
                                                       -----------------------------------------------------------------
Net Interest Income after Provision for Loan Losses           5,912            5,196            4,728              3,473
Noninterest Income
  Mortgage Banking Fees                                          53              127               67                192
  Gain on Sale of Loans                                       1,595            1,096            1,118                768
  Banking and Servicing Fees                                    159              109               58                 77
  Trust Fees                                                     62               52               48                 36
  Other Income                                                  157               85               73                  -
  Gain on Sale of Securities                                    396              574               56                  -
  Securities Brokerage Fees                                     193              464                -                  -
                                                       -----------------------------------------------------------------
    Total Noninterest Income                                  2,615            2,507            1,420              1,073

Noninterest Expenses
  Personnel                                                   1,618            1,624            1,120              1,064
  Occupancy                                                     199              190              148                145
  General Operating                                             904            1,061              902                653
                                                       -----------------------------------------------------------------
    Total G&A Expenses                                        2,721            2,875            2,170              1,862
  Early Extinguishment of Debt                                  395              508                -                  -
                                                       -----------------------------------------------------------------
    Total Noninterest Expenses                                3,116            3,383            2,170              1,862
                                                       -----------------------------------------------------------------
Income Before Taxes                                           5,411            4,320            3,978              2,684
Income Tax Expense                                            2,202            1,696            1,646              1,139
                                                       -----------------------------------------------------------------
Net Income                                              $     3,209       $    2,624       $    2,332         $    1,545
                                                       =================================================================

Operating Data                                                      At or For the Three Months Ended
Performance Ratios and Other Data:                    DEC. 31, 2000   SEPT. 30, 2002    JUNE 30, 2002      MAR. 31, 2002
                                                     -------------------------------------------------------------------
Earnings per share - Basic                              $      0.33       $     0.29       $     0.26         $     0.17
Earnings per share - Diluted                                   0.31             0.27             0.24               0.17
Weighted average shares outstanding -- Basic              9,623,732        8,964,868        8,950,628          8,917,403
Weighted average shares outstanding -- Diluted           10,309,944        9,659,467        9,617,546          9,233,206
Return on average assets                                       1.59%            1.45%           1.54%               1.35%
Return on average stockholders' equity                        29.03            29.19            29.94              21.37
Interest rate spread                                           3.22             3.22             3.36               3.46
Net interest margin                                            3.27             3.26             3.46               3.64
Efficiency ratio                                              32.05            38.00            33.99              36.75
G&A to average assets                                          1.35             1.59             1.44               1.63
Total loan originations                                 $   200,258       $  189,290       $  179,126         $  192,071
   FIPMC loan originations only                             199,208          185,490          179,012            184,921
   Bank loan originations only                                1,050            3,800              114              7,150
Total FIPMC loan sale settlements                           221,748          189,653          177,147            193,958
   FIPMC loan purchases by Bank                              81,480           83,323           63,702             97,997

COMMERCIAL CAPITAL BANCORP, INC.
UNAUDITED CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
(Dollars in Thousands, except per share data)

                                                          DEC. 31, 2002      SEPT. 30, 2002     JUNE 30, 2002    MAR. 31, 2002
------------------------------------------------------------------------------------------------------------------------------
                     ASSETS
-----------------------------------------------
  Cash and Bank Accounts                                  $       3,408      $        2,763     $       5,058    $       1,156
  Fed Funds                                                           -              26,000               700           68,970
  Securities
    MBS - Held To Maturity                                        2,042               2,048             2,053            2,057
    MBS - Available For Sale                                    307,932             236,115           226,007          174,482
    Other Investments - Available For Sale                          100                 101               102              102
                                                          --------------------------------------------------------------------
     Total Securities                                           310,074             238,264           228,162          176,641
  FHLB Stock                                                     15,701              10,832             9,515            9,405
  Loans Held to Maturity
    Single Family                                                 4,134               4,425             5,242            7,052
    Multifamily                                                 399,928             341,555           283,634          235,723
    Commercial Real Estate                                       57,858              49,152            36,910           30,113
    Deferred Loan Fees                                             (188)                (70)              (57)             (39)
    Premiums on Loans Purchased                                     167                 186               214              236
                                                          --------------------------------------------------------------------
       Total Real Estate Loans                                  461,899             395,248           325,943          273,085
    Business Loans                                                4,531               4,714             4,415            5,457
    Business & Consumer Lines of Credit                           5,386               8,864             5,430            5,394
    Deferred Loan Fees                                              (43)                (49)              (39)             (55)
    Consumer Loans                                                  129                  58                68               63
                                                          --------------------------------------------------------------------
       Total Loans                                              471,902             408,835           335,817          283,944
    Allowance for Loan Losses                                    (2,716)             (2,358)           (1,921)          (1,628)
                                                          --------------------------------------------------------------------
       Total Loans Held to Maturity, Net                        469,186             406,477           333,896          282,316
  Loans Held for Sale                                            18,338              40,914            45,028           43,156
  Fixed Assets - net                                                976                 915               466              444
  Foreclosed Assets                                                   -                   -                 -                -
  Accrued Interest Receivable                                     3,543               3,189             2,942            2,437
  Goodwill                                                       13,035              13,035            13,014           13,014
  Other Assets                                                   15,208              10,570            10,335            4,669
------------------------------------------------------------------------------------------------------------------------------
 TOTAL ASSETS                                             $     849,469      $      752,959     $     649,116    $     602,208
==============================================================================================================================
     LIABILITIES AND STOCKHOLDERS' EQUITY
----------------------------------------------
 Deposits
------------------------------------------------------------------------------------------------------------------------------
  Demand Deposit                                          $       6,905      $        8,048     $       6,302    $       6,115
  Money Market                                                  176,194             152,317            64,934            6,663
  Savings                                                         2,109               1,760             2,040            2,935
                                                          --------------------------------------------------------------------
   Total Transaction Deposits                                   185,208             162,125            73,276           15,713
  Retail Time Deposits                                          109,029             147,906           159,847          139,573
  Broker Time Deposits                                           18,042              18,042            23,042           18,042
                                                          --------------------------------------------------------------------
   Total Time Deposits                                          127,071             165,948           182,889          157,615
                                                          --------------------------------------------------------------------
    Total Deposits                                              312,279             328,073           256,165          173,328
 Borrowings
  FHLB Advances                                                 289,139             213,432           172,974          179,745
  Securities Sold Under Agreements to Repurchase                110,993              99,445           106,689          136,835
  Trust Preferred Securities                                     35,000              35,000            35,000           35,000
  Warehouse Lines of Credit                                      16,866              33,057            40,409           43,336
                                                          --------------------------------------------------------------------
     Total Borrowings                                           451,998             380,934           355,072          394,916
 Other Liabilities                                                7,589               5,963             4,468            5,725
------------------------------------------------------------------------------------------------------------------------------
 TOTAL LIABILITIES                                              771,866             714,970           615,705          573,969


 STOCKHOLDERS' EQUITY                                            77,603              37,989            33,411           28,239
                                                          --------------------------------------------------------------------
 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY               $     849,469      $      752,959     $     649,116    $     602,208
==============================================================================================================================

Operating Data                                                               At or For the Three Months Ended
Performance Ratios and Other Data:                        DEC. 31, 2002      SEPT. 30, 2002     JUNE 30, 2002    MAR. 31, 2002
                                                          --------------------------------------------------------------------
Average assets                                            $     805,901      $      721,753     $     604,586     $    456,990
Average interest earning assets                                 767,719             690,965           579,968          439,182
Average interest bearing liabilities                            748,053             675,680           562,775          419,584
Average stockholders' equity                                     44,217              35,959            31,151           28,918
Equity to assets at end of period                                  9.14%               5.05%             5.15%            4.69%
Tangible equity to assets at end of period                         7.60                3.31              3.14             2.53
Nonperforming assets                                      $           -      $            -     $           -     $          -
Net charge-offs                                                       -                   -                 -                -
Allowance for loan losses to total loans held for
investment at end of period                                        0.58%               0.58%             0.57%            0.57%

Per Share Data
Common shares outstanding at end of period                   13,978,858           8,964,868         8,964,868        8,971,763
Book value per share                                      $        5.55      $         4.24     $        3.73     $       3.15
Tangible book value per share                             $        4.62                2.78              2.28             1.70

                                                                           10/10